PRICING SUPPLEMENT dated December 18, 2024

(To the Prospectus and Prospectus Supplement, each dated April 13, 2023, Product Supplement no. WF-1-I dated April 13, 2023, Underlying Supplement no. 1-I dated April 13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$3,436,000 Market Linked Securities — Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

■  Linked to the lowest performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® (each referred to as an “Index”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing level of the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest index return on that call date, calculated for each Index as the percentage change from its starting level to its closing level on that call date.

■  Automatic Call. If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 10.35% per annum. Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums

■  Maturity Payment Amount. If the securities are not automatically called, at maturity, you will receive a maturity payment amount that could be equal to or less than the principal amount depending on the closing level of the lowest performing Index on the final calculation day as follows:

▪    If the closing level of the lowest performing Index on the final calculation day is greater than or equal to 65% of its starting level (its “threshold level”), you will receive the principal amount.

▪    If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 35%, and possibly all, of the principal amount.

■  Investors may lose some or all of the principal amount.

■  Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index beyond the applicable fixed call premium.

■  Your return on the securities will depend solely on the performance of the lowest performing Index on each call date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total	$3,436,000.00	$88,477.00	$3,347,523.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $4.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $950.80 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Indices:	Nasdaq-100® Technology Sector IndexSM (Bloomberg ticker: NDXT), Russell 2000® Index (Bloomberg ticker: RTY) and Dow Jones Industrial Average® (Bloomberg ticker: INDU) (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date:	December 18, 2024
Issue Date:	December 23, 2024
Stated Maturity Date[1]:	December 21, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

	The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 10.35% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	December 23, 2025	10.350% of the principal amount	$1,103.50
	January 23, 2026	11.213% of the principal amount	$1,112.13
	February 23, 2026	12.075% of the principal amount	$1,120.75
	March 23, 2026	12.938% of the principal amount	$1,129.38
	April 23, 2026	13.800% of the principal amount	$1,138.00
	May 26, 2026	14.663% of the principal amount	$1,146.63
	June 23, 2026	15.525% of the principal amount	$1,155.25
	July 23, 2026	16.388% of the principal amount	$1,163.88
	August 24, 2026	17.250% of the principal amount	$1,172.50
	September 23, 2026	18.113% of the principal amount	$1,181.13
	October 23, 2026	18.975% of the principal amount	$1,189.75
	November 23, 2026	19.838% of the principal amount	$1,198.38
	December 23, 2026	20.700% of the principal amount	$1,207.00
	January 25, 2027	21.563% of the principal amount	$1,215.63
	February 23, 2027	22.425% of the principal amount	$1,224.25
	March 23, 2027	23.288% of the principal amount	$1,232.88
Call Dates[1] and Call Premiums:	April 23, 2027	24.150% of the principal amount	$1,241.50
	May 24, 2027	25.013% of the principal amount	$1,250.13
	June 23, 2027	25.875% of the principal amount	$1,258.75
	July 23, 2027	26.738% of the principal amount	$1,267.38
	August 23, 2027	27.600% of the principal amount	$1,276.00
	September 23, 2027	28.463% of the principal amount	$1,284.63
	October 25, 2027	29.325% of the principal amount	$1,293.25
	November 23, 2027	30.188% of the principal amount	$1,301.88
	December 23, 2027	31.050% of the principal amount	$1,310.50
	January 24, 2028	31.913% of the principal amount	$1,319.13
	February 23, 2028	32.775% of the principal amount	$1,327.75
	March 23, 2028	33.638% of the principal amount	$1,336.38
	April 24, 2028	34.500% of the principal amount	$1,345.00
	May 23, 2028	35.363% of the principal amount	$1,353.63
	June 23, 2028	36.225% of the principal amount	$1,362.25
	July 24, 2028	37.088% of the principal amount	$1,370.88
	August 23, 2028	37.950% of the principal amount	$1,379.50
	September 25, 2028	38.813% of the principal amount	$1,388.13
	October 23, 2028	39.675% of the principal amount	$1,396.75
	November 24, 2028	40.538% of the principal amount	$1,405.38
	December 18, 2028	41.400% of the principal amount	$1,414.00
	(the “final calculation day”)

Call Settlement Date[1]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•     if the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level: $1,000; or

•     if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 35%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Index:	For any call date, the “lowest performing Index” will be the Index with the lowest index return on that call date.
Index Return:

For any call date, the “index return” of an Index is the percentage change from its starting level to its closing level on that call date, calculated as follows:

closing level on that call date – starting level

  starting level

Threshold Level:

With respect to the Nasdaq-100® Technology Sector IndexSM: 6,807.5995, which is equal to 65% of its starting level

With respect to the Russell 2000® Index: 1,450.48345, which is equal to 65% of its starting level

With respect to the Dow Jones Industrial Average®: 27,512.4655, which is equal to 65% of its starting level

Starting Level:

With respect to the Nasdaq-100® Technology Sector IndexSM: 10,473.23, its closing level on the pricing date

With respect to the Russell 2000® Index: 2,231.513, its closing level on the pricing date

With respect to the Dow Jones Industrial Average®: 42,326.87, its closing level on the pricing date

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Closing Level:	With respect to each Index, “closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48135WEE2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $4.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately four months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Nasdaq-100® Technology Sector IndexSM,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Notwithstanding anything to the contrary in the accompanying product supplement, any dollar amount payable on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing level of the lowest performing Index on at least one call date will be greater than or equal to its starting level.
▪	You are willing and able to accept that you will not participate in any appreciation of any Index, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 35%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Index on each call date and that you will not benefit in any way from the performance of the better performing Indices.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices.
▪	You understand and are willing to accept the full downside risks of all of the Indices.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing level of the lowest performing Index on each call date will be less than its starting level.
▪	You seek an investment that participates in the full appreciation of any or all of the Indices rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 35%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to a basket composed of all of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index on a call date.
▪	You are unwilling to accept the risk of exposure to each of the Indices.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if the securities are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Indices, please see the sections titled “The Nasdaq-100® Technology Sector IndexSM,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the closing level of the lowest performing Index on the applicable call date as follows:

Step 1: Determine which Index is the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest index return on that call date, calculated for each Index as the percentage change from its starting level to its closing level on that call date.

Step 2: Determine whether the securities will be automatically called based on the closing level of the lowest performing Index on the relevant call date, as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Indices or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Level of the Lowest Performing Index on the Final Calculation Day Is Less Than Its Threshold Level, You Will Lose More Than 35%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Index on the final calculation day and will depend on whether, and the extent to which, that Index has appreciated or depreciated. If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose 1% of the principal amount of the securities for every 1% that its ending level is less than its starting level. Accordingly, under these circumstances, you will lose more than 35%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index. Therefore, your return on the securities may be lower than the return on a direct investment in the Indices. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Level of Each Index— Payments on the securities are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the securities may result in the securities not being automatically called on a call date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Indices. Any payment on the securities will be determined by the lowest performing Index on the relevant call date.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Index — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Index on the final calculation day, you will not benefit from the performance of the other Indices. Accordingly, if the ending level of any Index is less than its threshold level, you will lose some or all of your principal amount at maturity, even if the ending level of each of the other Indices is greater than or equal to its starting level.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Indices — It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for any of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities.

•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in the Indices would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Indices;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the Indices;
•	the actual and expected positive or negative correlation among the Indices, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Indices

•	JPMorgan Chase & Co. Is Currently One of the Companies that Make Up the Dow Jones Industrial Average® — JPMorgan Chase & Co is currently one of the companies that make up the Dow Jones Industrial Average®. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Dow Jones Industrial Average® and the securities.
•	The Securities Are Subject to Risks Associated with the Technology Sector with Respect to the Nasdaq-100® Technology Sector IndexSM — All or substantially all of the equity securities included in the Nasdaq-100® Technology Sector IndexSM are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

the overall market.  Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability.  Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.  These factors could affect the technology sector and could affect the value of the equity securities included in the Nasdaq-100® Technology Sector IndexSM and the level of the Nasdaq-100® Technology Sector IndexSM during the term of the securities, which may adversely affect the value of your securities.

•	The Securities Are Subject to Non-U.S. Securities Risk with Respect to the Nasdaq-100® Technology Sector IndexSM — Some of the equity securities included in the Nasdaq-100® Technology Sector IndexSM have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	An Investment in the Securities Is Subject to Risks Associated with Small Capitalization Stocks with Respect to the Russell 2000® Index — The equity securities included in the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
•	Any Payment on the Securities Will Depend upon the Performance of Each Index and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Any Index or Any of the Securities Underlying the Indices. Investing in the securities is not equivalent to investing directly in any or all of the Indices or any of the securities underlying the Indices or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of an Index Should Not Be Taken as an Indication of the Future Performance of That Index During the Term of the Securities.
•	The Sponsor of an Index May Adjust That Index in a Way That Affects Its Level, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in an Index.
•	We and Our Affiliates Have No Affiliation with Any Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level of any Index.

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level for each Index is the closing level of that Index on the pricing date and is specified under “Key Terms – Starting Level” in this pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under “The Nasdaq-100® Technology Sector IndexSM,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual payment upon an automatic call or the maturity payment amount, as applicable, and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	Call Date	Call Premium*
	1st call date	10.350% of the principal amount
	2nd call date	11.213% of the principal amount
	3rd call date	12.075% of the principal amount
	4th call date	12.938% of the principal amount
	5th call date	13.800% of the principal amount
	6th call date	14.663% of the principal amount
	7th call date	15.525% of the principal amount
	8th call date	16.388% of the principal amount
	9th call date	17.250% of the principal amount
	10th call date	18.113% of the principal amount
	11th call date	18.975% of the principal amount
	12th call date	19.838% of the principal amount
	13th call date	20.700% of the principal amount
	14th call date	21.563% of the principal amount
	15th call date	22.425% of the principal amount
	16th call date	23.288% of the principal amount
	17th call date	24.150% of the principal amount
	18th call date	25.013% of the principal amount
	19th call date	25.875% of the principal amount
	20th call date	26.738% of the principal amount
	21st call date	27.600% of the principal amount
	22nd call date	28.463% of the principal amount
	23rd call date	29.325% of the principal amount
	24th call date	30.188% of the principal amount
	25th call date	31.050% of the principal amount
	26th call date	31.913% of the principal amount
	27th call date	32.775% of the principal amount
	28th call date	33.638% of the principal amount

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

	29th call date	34.500% of the principal amount
	30th call date	35.363% of the principal amount
	31st call date	36.225% of the principal amount
	32nd call date	37.088% of the principal amount
	33rd call date	37.950% of the principal amount
	34th call date	38.813% of the principal amount
	35th call date	39.675% of the principal amount
	36th call date	40.538% of the principal amount
	Final call date (final calculation day)	41.400% of the principal amount
*Based on the minimums for the call premiums
Hypothetical Starting Level:	With respect to each Index, 100.00
Hypothetical Threshold Level:	With respect to each Index, 65.00 (65% of its hypothetical starting level)

Hypothetical Payout Profile*

First Call Date
Nineteenth Call Date
Final Call Date
Maturity Payment Amount
Lowest Performing Index
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Final call date (call premium: 41.400%)
Nineteenth call date (call premium: 25.875%)
First call date (call premium: 10.350%)
contingent downside exposure
for decrease of more than 35%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in Closing Level of Lowest Performing Index from Trade Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, nineteenth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$103.50	10.350%
2nd call date	$112.13	11.213%
3rd call date	$120.75	12.075%
4th call date	$129.38	12.938%
5th call date	$138.00	13.800%
6th call date	$146.63	14.663%
7th call date	$155.25	15.525%
8th call date	$163.88	16.388%
9th call date	$172.50	17.250%
10th call date	$181.13	18.113%
11th call date	$189.75	18.975%
12th call date	$198.38	19.838%
13th call date	$207.00	20.700%
14th call date	$215.63	21.563%
15th call date	$224.25	22.425%
16th call date	$232.88	23.288%
17th call date	$241.50	24.150%
18th call date	$250.13	25.013%
19th call date	$258.75	25.875%
20th call date	$267.38	26.738%
21st call date	$276.00	27.600%
22nd call date	$284.63	28.463%
23rd call date	$293.25	29.325%
24th call date	$301.88	30.188%
25th call date	$310.50	31.050%
26th call date	$319.13	31.913%
27th call date	$327.75	32.775%
28th call date	$336.38	33.638%
29th call date	$345.00	34.500%
30th call date	$353.63	35.363%
31st call date	$362.25	36.225%
32nd call date	$370.88	37.088%
33rd call date	$379.50	37.950%
34th call date	$388.13	38.813%
35th call date	$396.75	39.675%
36th call date	$405.38	40.538%
Final call date (final calculation day)	$414.00	41.400%

If the securities are not automatically called:

Hypothetical ending level of the lowest performing Index on the final calculation day	Hypothetical index return of the lowest performing Index	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
65.00	-35.00%	$1,000.00	0.00%
64.00	-36.00%	$640.00	-36.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Hypothetical ending level of the lowest performing Index on the final calculation day	Hypothetical index return of the lowest performing Index	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Hypothetical Examples

Example 1. The closing level of the lowest performing Index on the first call date is greater than its starting level and the securities are automatically called on the first call date:

	Nasdaq-100® Technology Sector IndexSM	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on first call date:	150.00	140.00	130.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical first call date.

In this example, the Dow Jones Industrial Average® has the lowest index return and is, therefore, the lowest performing Index on the first call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing level of the lowest performing Index on the first call date is greater than its hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 10.35% of the principal amount. Even though the lowest performing Index on the first call date appreciated by 30.00% from its starting level to its closing level on the first call date in this example, your return is limited to the call premium of 10.35% that is applicable to that call date.

On the call settlement date, you will receive $1,103.50 per security. You will not receive any further payments after the call settlement date.

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The closing level of the lowest performing Index on the final calculation day is greater than its starting level and the securities are automatically called on the final calculation day:

	Nasdaq-100® Technology Sector IndexSM	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all above starting level)	Various (all below starting level)	Various (all above starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	120.00	130.00	140.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the Nasdaq-100® Technology Sector IndexSM has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing level of the lowest performing Index on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical starting level, the securities are not called prior to the final calculation day. Because the closing level of the lowest performing Index on the final calculation day is greater than its hypothetical starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 41.40% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,414.00 per security.

Example 3. The securities are not automatically called. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its threshold level and the maturity payment amount is equal to the principal amount:

	Nasdaq-100® Technology Sector IndexSM	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all below starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical ending level:	140.00	120.00	90.00
Hypothetical threshold level:	65.00	65.00	65.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the Dow Jones Industrial Average® has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called.

Because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, you will receive the principal amount of your securities at maturity.

On the stated maturity date, you will receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending level of the lowest performing Index on the final calculation day is less than its threshold level and the maturity payment amount is less than the principal amount:

	Nasdaq-100® Technology Sector IndexSM	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all below starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical ending level:	90.00	40.00	110.00
Hypothetical threshold level:	65.00	65.00	65.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the Russell 2000® Index has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called.

Because the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level, you will lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

$1,000 + ($1,000 × -60.00%)

=	$400.00

On the stated maturity date, you will receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the level of the lowest performing Index if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold levels.

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 35%, and possibly all, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

The Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®. For additional information about the Nasdaq-100® Technology Sector IndexSM, see Annex A in this pricing supplement.

Historical Information

The following graph sets forth the historical performance of the Nasdaq-100® Technology Sector IndexSM based on the daily historical closing levels of the Nasdaq-100® Technology Sector IndexSM from January 2, 2019 through December 18, 2024. The closing level of the Nasdaq-100® Technology Sector IndexSM on December 18, 2024 was 10,473.23. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the Nasdaq-100® Technology Sector IndexSM should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Nasdaq-100® Technology Sector IndexSM on any call date. There can be no assurance that the performance of the Nasdaq-100® Technology Sector IndexSM will result in the return of any of your principal amount.

Historical Performance of the Nasdaq-100® Technology Sector Index℠

12,000
10,000
8,000
6,000
4,000
2,000
0
Index Level
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24

Source: Bloomberg

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Russell 2000® Index based on the daily historical closing levels of the Russell 2000® Index from January 2, 2019 through December 18, 2024. The closing level of the Russell 2000® Index on December 18, 2024 was 2,231.513. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any call date. There can be no assurance that the performance of the Russell 2000® Index will result in the return of any of your principal amount.

Historical Performance of the Russell 2000® Index
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Source: Bloomberg

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® consists of 30 common stocks chosen as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial Average®, see “Equity Index Descriptions — The Dow Jones Industrial Average®” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Dow Jones Industrial Average® based on the daily historical closing levels of the Dow Jones Industrial Average® from January 2, 2019 through December 18, 2024. The closing level of the Dow Jones Industrial Average® on December 18, 2024 was 42,326.87. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Dow Jones Industrial Average® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Dow Jones Industrial Average® on any call date. There can be no assurance that the performance of the Dow Jones Industrial Average® will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

Annex A

The Nasdaq-100® Technology Sector IndexSM

All information contained in this pricing supplement regarding the Nasdaq-100® Technology Sector IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Nasdaq Stock Market, Inc. (“Nasdaq”). The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). Neither Nasdaq nor Nasdaq OMX has any obligation to continue to publish, and may discontinue publication of, the Nasdaq-100® Technology Sector IndexSM.

The Nasdaq-100® Technology Sector IndexSM began on February 22, 2006 at a base value of 1,000.00. The Nasdaq-100® Technology Sector IndexSM is reported by Bloomberg, L.P. under the ticker symbol “NDXT.”

The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®.

Security Eligibility Criteria

The Nasdaq-100® Technology Sector IndexSM contains securities of the Nasdaq-100 Index® which are classified as Technology according to the Industry Classification Benchmark (“ICB”). The eligibility for the Nasdaq-100® Technology Sector IndexSM is determined in a 2-step process and the security has to meet both criteria in order to become eligible for the Nasdaq-100® Technology Sector IndexSM. For additional information about the Nasdaq-100 Index®, including the methodology for inclusion in the Nasdaq-100 Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.

Parent Index

The security must be included in the Nasdaq-100 Index®, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq.

Industry or Sector Eligibility

The company must be classified as a Technology Company (any company classified under the Technology Industry) according to ICB.

Constituent Selection

All securities that meet the applicable Security Eligibility Criteria described above are included in the Nasdaq-100® Technology Sector IndexSM.

Constituent Weighting

The Nasdaq-100® Technology Sector IndexSM employs an equal weighting methodology such that each company’s Index market value is rebalanced quarterly to an equal-dollar value corresponding to an equal percent weight of the Nasdaq-100® Technology Sector IndexSM’s aggregate market value. Index Shares are calculated by dividing this equal-dollar market value for each Index Security by the corresponding Last Sale Price of the security at the close of trading on the third Friday in March, June, September, and December. In the case of multiple share classes of a company being included in the Nasdaq-100® Technology Sector IndexSM, the equal-weighted market value will be divided equally among the securities of that company.

Index Calculation

The Nasdaq-100® Technology Sector IndexSM is an equal weighted, price return index. The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends, however, it does reflect special dividends. The formula is as follows:

(1)	“Index Market Value” shall be calculated as follows:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities included in the Nasdaq-100® Technology Sector IndexSM

𝑞𝑖= Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM.

𝑝𝑖 = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

a.	The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;
b.	The intraday price which reflects the current trading price received from the Nasdaq during the index calculation day;
c.	The End of Day (EOD) price refers to the Last Sale Price, which refers to the last regular-way trade reported on Nasdaq; or
d.	The Volume Weighted Average Price (VWAP)

𝑡 = current index calculation day

𝑡-1 = current index calculation day

(2)	“PR Index Divisor” should be calculated as follows:

The Index Divisor serves the purpose of scaling an Index Market Value to lower order of magnitude, which is recommended for reporting purposes. The Index Divisor is adjusted to ensure that changes in an Index Security’s price or shares either by corporate actions or index participation which occur outside of trading hours do not affect the index value. An Index Divisor change occurs after the close of the Nasdaq-100® Technology Sector IndexSM.

Index Maintenance

Deletion Policy

If a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

Replacement Policy

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index, it is also removed from the Nasdaq-100 Technology Sector Index. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100 Technology Sector Index at the next quarterly Rebalance. When a component of the Nasdaq-100 Index that is classified as Technology according to ICB is removed from the Nasdaq-100 Index and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy

If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions

In the interim periods between scheduled index reconstitution and rebalance events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index.

In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed.

Index Share Adjustments

Other than as a direct result of corporate actions, the Nasdaq-100® Technology Sector IndexSM does not normally experience share adjustments between scheduled index rebalance and reconstitution events.

License Agreement

JPMorgan Chase & Co. or its affiliate intends to enter into a non-exclusive license agreement with Nasdaq providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100® Technology Sector IndexSM in connection with certain securities, including the securities.

The license agreement with Nasdaq provides that the following language must be stated in this pricing supplement:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the Dow Jones Industrial Average® due December 21, 2028

The securities are not sponsored, endorsed, sold or promoted by Nasdaq Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100® Technology Sector IndexSM to track general stock market performance. The Corporations’ only relationship to the Issuer, the Guarantor (if applicable) and their affiliates is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the Nasdaq-100® Technology Sector IndexSM which is determined, composed and calculated by Nasdaq without regard to the Issuer or the Guarantor (if applicable) or the securities. Nasdaq has no obligation to take the needs of the Issuer or the Guarantor (if applicable) or the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector IndexSM. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE GUARANTOR (IF APPLICABLE), OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.